AMENDMENT TO
EMPLOYMENT AGREEMENT
This Amendment to Employment Agreement (this “Amendment”) is dated as of May 28, 2025 (the “Effective Date”) and is entered into by and between PriceSmart, Inc. (the “Company”) and John D. Hildebrandt (the “Executive”).
WHEREAS, the Company and the Executive entered into an Amended and Restated Employment Agreement, dated as of March 22, 2023 (the “Agreement”);

WHEREAS, the Company and the Executive desire to amend the Agreement; and

WHEREAS, all capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

NOW, THEREFORE, the Agreement is hereby amended as follows:

1.    Title. Clause (iv) of Section 5(b) of the Agreement is deleted in its entirety and replaced with the following:

(iv)    In addition, solely upon a termination by the Company of the Executive’s employment without Cause pursuant to Section 4(e) at a time when Robert Price is not then serving as either the Company’s Interim Chief Executive Officer or Chairman of the Board of Directors, all equity awards granted to Executive shall, to the extent then unvested, vest in accordance with the following: (A) 100% of all service-based equity awards will vest as of the Termination Date; and (B) the service component of vesting of performance-based equity awards shall be deemed satisfied such that, subject to the determination of the Compensation Committee of the Board that the performance criteria for such equity awards have been satisfied, all performance-based awards shall vest at the applicable level of vesting achieved pursuant to the terms of such equity awards based on the Company’s performance upon the later of (x) the Termination Date and (y) the date on which the Committee determines that such performance criteria have been met.

2.     Miscellaneous. Nothing in this Amendment shall constitute or be deemed to constitute an amendment of any provision of, or a waiver of the rights of any party under, the Agreement except as expressly set out in this Amendment. Except as specifically amended by this Amendment, all provisions of the Agreement shall remain in full force and effect. Upon the execution hereof, this Amendment and the Agreement shall constitute one agreement. The term “Agreement” as used in the Agreement shall mean the Agreement as amended by this Amendment. Upon the execution and delivery of this Amendment by each of the parties named on this signature pages hereof, this Amendment shall be deemed to be in full force and effect, and the terms and conditions herein shall be legally binding on each party hereto.

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[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

PRICESMART, INC.

/s/ FRANCISCO VELASCO
Francisco Velasco
Executive Vice President - Chief Legal
Officer, Chief Risk & Compliance Officer and Corporate Secretary

/s/ JOHN D. HILDEBRANDT
John D. Hildebrandt

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